Exhibit 10.1

AMENDMENT NO. 2 TO 3% CONVERTIBLE PROMISSORY NOTE

This Amendment No. 2 to 3% Convertible Note (the “Amendment”) effective August 15, 2013, by and among Liberator, Inc. (formerly known as Remark Enterprises, Inc., a Nevada corporation), a Florida corporation (the “Borrower”) and Hope Capital Inc., a New York corporation (the “Lender”) amends that certain 3% Convertible Promissory Note issued on June 24, 2009, as amended on August 15, 2012, in the principal amount of $375,000 by and between the Borrower and Lender (the “Note”).

WHEREAS, on June 24, 2009, the Borrower issued to the Lender the Note (Note No.: 1.01); and on August 15, 2012 the Company and Borrower amended the Note (the “Amendment No. 1”) (the Note and Amendment No. 1 collectively referred to herein as, the “Note”);

WHEREAS, the Note is convertible into securities of the Borrower; and

WHEREAS, the “Maturity Date” as defined under the Note is August 15, 2013; and

WHEREAS, the Borrower desires to retain its current working capital and to extend the Maturity Date; and

WHEREAS, the parties desire to amend the “Conversion Price” as defined under the Note;

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties agree as follows:

1.	Amendment to Maturity Date. The Maturity Date, as defined under the Note, shall be August 15, 2014.

2.	Amendment to Conversion Price. The Conversion Price, as defined under the Note, shall be $0.125.

3.	Capitalized Terms. All capitalized terms which have not been defined shall have the meaning contained in the Note.

4.	Ratification of the Note. In all other respects, the Note is ratified and confirmed.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment to the Note, effective as of the date first written above.

BORROWER	LENDER
LIBERATOR, INC.	HOPE CAPITAL INC.

/s/ Louis S. Friedman	/s/ Curt Kramer
Louis S. Friedman, Chief Executive Officer	Curt Kramer, President